AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2003

                                                     REGISTRATION NO. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                             THE VALSPAR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                                  36-2443580
(State or other jurisdiction of             1101 South Third Street               (I.R.S. Employer
 Incorporation or organization)           Minneapolis, Minnesota 55415           Identification No.)
                                            Telephone (612) 332-7371
                                            Facsimile (612) 375-7313
                                    (Address of principal executive offices)

                   ------------------------------------------
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)
                   ------------------------------------------

                                    Rolf Engh
                             Senior Vice President,
                          General Counsel and Secretary
                             The Valspar Corporation
                             1101 South Third Street
                          Minneapolis, Minnesota 55415
                                 (612) 332-7371
                     (Name and address of agent for service)

                                    Copy to:

                            Martin R. Rosenbaum, Esq.
                       Maslon Edelman Borman & Brand, LLP
                             3300 Wells Fargo Center
                               90 South 7th Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 672-8200
                            Facsimile: (612) 672-8397
                      ------------------------------------

                                                 CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             PROPOSED
                                     PROPOSED MAXIMUM        MAXIMUM                                    AMOUNT OF
            TITLE OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION FEE(3)
  SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)
----------------------------------------------------------------------------------------------------------------------
    Common Stock, par value             10,000,000            $44.15            $88,300,000             $7,143.47
    $.50 per share.......
======================================================================================================================

(1)  Includes 10,000,000 shares offered pursuant to the 1991 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high prices of the Registrant's Common Stock on June 5, 2003, as reported on the New York Stock Exchange.

(3) Registration fees are being paid with respect to an aggregate of 2,000,000 shares under the 1991 Stock Option Plan. Registration fees were previously paid with respect to 8,000,000 shares under the 1991 Stock Option Plan:
     2,000,000 shares were registered on Form S-8 (No. 33-39258), filed March 4, 1991 (adjusted to reflect an additional 500,000 shares and 1,000,000 shares deemed registered pursuant to Rule 416 as a result of two-for-one stock splits effective in March 1992 and March 1997, respectively), an additional 1,000,000 shares were registered on Form S-8 (File No. 333-29979), filed with the Commission on June 25, 1997, an additional 1,000,000 shares were registered on Form S-8 (File No. 333-46865), filed with the Commission on February 25, 1998, an additional 2,000,000 shares were registered on Form S-8 (File No. 333-87385), filed with the Commission on September 20, 1999, and an additional 2,000,000 shares were registered on Form S-8 (File No. 333-67668), filed with the Commission on August 16, 2001. In connection with this filing, the fee is being paid only with respect to the 2,000,000 shares being registered hereby.

                          INCORPORATION OF CONTENTS OF
                      REGISTRATION STATEMENTS BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-39258) was filed with the Securities and Exchange Commission on March 4, 1991 covering the registration of 500,000 shares initially authorized for issuance under the Company's 1991 Stock Option Plan (the "1991 Plan") and an additional 500,000 shares and 1,000,000 shares were deemed registered pursuant to Rule 416 as a result of two-for-one stock splits effective in March 1992 and March 1997, respectively. A Registration Statement on Form S-8 (File No. 333-29979) was filed with the Commission on June 25, 1997, to register an additional 1,000,000 shares under the 1991 Plan. A Registration Statement on Form S-8 (File No. 333-46856) was filed with the Commission on February 25, 1998 to register an additional 1,000,000 shares under the 1991 Plan. A Registration Statement on Form S-8 (File No. 333-87385) was filed with the Commission on September 20, 1999 to register an additional 2,000,000 shares under the 1991 Plan. A Registration Statement on Form S-8 (File No. 333-67668) was filed with the Commission on August 16, 2001 to register an additional 2,000,000 shares under the 1991 Plan. Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares authorized under the 1991 Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the aforementioned Registration Statements are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.










                                       I

                                     PART II

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended October 25, 2002;

         (b) The Definitive Proxy Statement dated January 24, 2003 for the Annual Meeting of Stockholders held on February 26, 2003;

         (c) Quarterly report on Form 10-Q for the quarter ended January 24, 2003; Quarterly report on Form 10-Q for the quarter ended April 25, 2003;

         (d)      Current report on Form 8-K dated February 10, 2003;

         (e)      Current report on Form 8-K dated April 14, 2003;

         (f) The description of the Company's common share purchase rights as set forth in Form 8-A filed May 3, 2000; and

         (g) The description of the Company's capital stock as set forth in the Company's Form S-2 Registration Statement (File No. 2-82000), declared effective March 9, 1983.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
----------------------------------

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

         Under provisions of the By-Laws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of the Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

         Section 145 of the Delaware General Corporation Law provides the following:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8. Exhibits.
-----------------

    Exhibit

     4.1 Certificate of Incorporation - as amended to and including June 30, 1970, with further amendments to Article Four filed on March 5, 1984, February 28, 1986, February 26, 1992, February 26, 1997 and May 22, 2003 and to Article Eleven filed on March 12, 1987, (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended April 25, 2003, filed with the Commission on June 9, 2003).

     4.2 By-Laws - as amended to and including October 15, 1997, (incorporated by reference to Exhibit 3(b) to the Registrant's Form 10-K for the year ended October 31, 1997, filed with the Commission on January 23,
          1998).

     4.3 Shareholder Rights Agreement - dated May 1, 2000, between the Registrant and Chasemellon Shareholder Services, L.L.C., as rights agent, (incorporated by reference to Exhibit 2.1 to Form 8-A, filed on May 3, 2000).

     4.4  The Valspar Corporation 1991 Stock Option Plan, as amended to date

     5.1 Opinion and Consent of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

    23.1  Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit
          5.1)

    23.2  Consent of Ernst & Young LLP, independent public accountants

Item 9. Undertakings.
---------------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 16th day of April, 2003.

                                            THE VALSPAR CORPORATION


                                            By:  /s/ Rolf Engh
                                               ---------------------------------
                                                 Rolf Engh, Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of The Valspar Corporation, a Delaware corporation (the "Corporation"), does hereby make, constitute and appoint Richard M. Rompala and Rolf Engh or either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as director and/or officer of the Corporation to one or more Registration Statements, on Form S-8, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of debt securities or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

         The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                                     TITLE                         DATE
----                                     -----                         ----

/s/ Richard M. Rompala         Chairman of the Board and          April 16, 2003
--------------------------     Chief Executive Officer
Richard M. Rompala             (Principal Executive Officer)


/s/ Paul C. Reyelts            Senior Vice President and          April 16, 2003
--------------------------     Chief Financial Officer
Paul C. Reyelts                (Principal Financial Officer)


/s/ Lori A. Walker             Vice President and                 April 16, 2003
--------------------------     Controller
Lori A. Walker                 (Principal Accounting Officer)

NAME                                     TITLE                         DATE
----                                     -----                         ----

                               Director                           April __, 2003
--------------------------
Susan S. Boren


/s/ Jeffrey H. Curler          Director                           April 16, 2003
--------------------------
Jeffrey H. Curler


/s/ Charles W. Gaillard        Director                           April 16, 2003
--------------------------
Charles W. Gaillard


/s/ Mae C. Jemison             Director                           April 16, 2003
--------------------------
Mae C. Jemison


/s/ Thomas R. McBurney         Director                           April 16, 2003
--------------------------
Thomas R. McBurney


/s/ Gregory R. Palen           Director                           April 16, 2003
--------------------------
Gregory R. Palen


/s/ Lawrence Perlman           Director                           April 16, 2003
--------------------------
Lawrence Perlman


/s/ Edward B. Pollak           Director                           April 16, 2003
--------------------------
Edward B. Pollak


/s/ Michael P. Sullivan        Director                           April 16, 2003
--------------------------
Michael P. Sullivan


/s/ Richard L. White           Director                           April 16, 2003
--------------------------
Richard L. White

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

     4.4  The Valspar Corporation 1991 Stock Option Plan, as amended to date

     5.1 Opinion and Consent of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

     23.1 Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit
          5.1)

     23.2 Consent of Ernst & Young LLP, independent auditors